Exhibit 99.2

PURCHASE, N.Y., Nov. 10, 2022 -- Cognition Therapeutics, Inc., (Nasdaq: CGTX), (the Company” or “Cognition”) announced today the pricing of the public offering of 5,000,000 shares of its common stock, at a public offering price of $1.20 per share, for gross proceeds of approximately $6.0 million, before deducting underwriting discounts and commissions and offering-related expenses. The offering is expected to close on November 15, 2022, subject to the satisfaction of customary closing conditions. Cognition intends to use the net proceeds of the offering to fund the development of its product candidates and for working capital and other general corporate purposes.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering. Newbridge Securities Corporation is acting as co-manager.

A registration statement on Form S-1 (File No. 333-268228) relating to the securities sold in this offering was declared effective by the Securities and Exchange Commission (SEC) on November 9, 2022. The offering is being made only by means of a prospectus that forms a part of the effective registration statement. When available, electronic copies of the final prospectus may be obtained for free on the SEC's website at http://www.sec.gov or by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 4th Floor, New York, New York 10022 or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cognition Therapeutics

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We are currently investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases. We believe that targeting the σ-2 receptor with CT1812 represents a mechanism functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. More about Cognition Therapeutics and its pipeline can be found at https://cogrx.com/

Forward-Looking Statements

To the extent any statements made in this press release deal with information that is not historical, they are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the closing of the offering, as well as the anticipated use of proceeds from the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. For Cognition, this includes satisfaction of the customary closing conditions of the offering, delays in obtaining required stock exchange or other regulatory approvals, stock price volatility and the impact of general business and economic conditions. More detailed information on these and additional factors that could affect our actual results are described in our filings with the Securities and Exchange Commission, available at www.sec.gov. All forward-looking statements in this news release speak only as of the date of this news release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Cognition Therapeutics, Inc.

info@cogrx.com

Aline Sherwood (media)

Scienta Communications

asherwood@scientapr.com

Daniel Kontoh-Boateng / Rosalyn Christian (investors)

Tiberend Strategic Advisors, Inc.

dboateng@tiberend.com/rchristian@tiberend.com